      As filed with the Securities and Exchange Commission on May 25, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                          NETLOJIX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      87-0378021
    (State of incorporation)                (I.R.S. Employer Identification No.)

                                 501 Bath Street
                             Santa Barbara, CA 93101
                                 (805) 884-6300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Anthony E. Papa
                       Chairman of the Board of Directors
                             Chief Executive Officer
                          NetLojix Communications, Inc.
                                 501 Bath Street
                             Santa Barbara, CA 93101
                                 (805) 884-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  -------------

                                   COPIES TO:


                   Philip J. Niehoff                     Thomas N. Harding
                 Mayer, Brown & Platt                 Seed, Mackall & Cole LLP
               190 South LaSalle Street           1332 Anacapa Street, Suite 200
                Chicago, Illinois 60603               Santa Barbara, CA 93101
                    (312) 782-0600                        (805) 963-0669
                     ------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and the Selling Stockholder.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE


Title of Each Class of                          Proposed Maximum       Proposed Maximum
  Securities to Be          Amount to be       Offering Price Per     Aggregate Offering          Amount of
     Registered             Registered(1)            Share                  Price             Registration Fee
     ----------             -------------            -----                  -----             ----------------
Common Stock, par value
    $0.01 per share              375,000              $2.50(2)               $937,500                  $248

                                75,000(3)             $5.25(4)               $393,750                  $104
                                                                                                       ----

         Total                                                                                         $352

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock on May 24, 2000, as reported by The Nasdaq SmallCap Market.

(3)      Issuable upon the exercise of currently outstanding warrants (the
         "Warrants").

(4) Calculated pursuant to Rule 457(g) under the Securities Act, based upon the highest price at which the Warrants are exercisable.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 25, 2000

PROSPECTUS

                                 450,000 SHARES

                          NETLOJIX COMMUNICATIONS, INC.

                                  COMMON STOCK
                                  -------------

         The selling stockholder named in this prospectus is offering and selling up to 450,000 shares of the common stock. It currently owns 375,000 of those shares and may acquire up to an additional 75,000 shares upon exercise of warrants.

         The selling stockholder may offer the shares from time to time in public or private transactions on or off The Nasdaq SmallCap Market, at prevailing market prices or privately negotiated prices. It may make sales through brokers, dealers or other agents who may receive compensation in the form of commissions, discounts or concessions.

         NetLojix will not receive any proceeds from the sale of the common stock, but NetLojix will receive the exercise price of the warrants. NetLojix will pay the cost of registering the shares and various related expenses, but the selling stockholder is responsible for all selling commissions, transfer taxes and other such costs.

         NetLojix's common stock is quoted on The Nasdaq SmallCap Market under the symbol "NETX." On May 24, 2000, the closing sales price of NetLojix's common stock on The Nasdaq SmallCap Market was $2.56.

                                  -------------

PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                  -------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -------------

The date of this prospectus is __________, 2000

                                    NETLOJIX

         NetLojix is an eBusiness enabler providing advanced Internet, data, and voice connectivity, technical support and application hosting services to the mid-size business market. We are a single-source provider of enterprise network solutions integrating our complete portfolio of broadband connectivity; applications development and hosting; and system integration and maintenance. Our offices and support teams provide design, implementation and management of wide area networks (WANs), local area networks (LANs) and electronic commerce or "eBusiness" solutions, including frame relay, digital subscriber line (DSL), Internet-based virtual private networks (iVPN), voice products transported via the Internet Protocol (VOIP) and Internet access. We offer these services on a stand-alone basis or bundled as part of a total solution. We also provide Internet access and email services under the recognized brands of Silicon Beach and WestNet to approximately 10,000 customers through DSL, ISDN, Frame Relay, wireless microwave, dial-up, and cable modem access on the central coast of California.

          NetLojix's principal executive offices are located at 501 Bath Street, Santa Barbara, California 93101, and NetLojix's telephone number is
(805) 884-6300.

                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. These statements discuss future expectations, estimate the happening of future events or NetLojix's financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that NetLojix incorporates by reference. The risk factors noted in this prospectus, and other risks and uncertainties, could cause NetLojix's actual results to differ materially from those contained in any forward-looking statement.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED OR REFERENCED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

WE HAVE EXPERIENCED SIGNIFICANT LOSSES FROM CONTINUING OPERATIONS IN EACH OF THE LAST THREE YEARS AND EXPECT TO CONTINUE TO EXPERIENCE LOSSES FOR THE FORESEEABLE FUTURE

         We have incurred significant losses from continuing operations in each of the last three years and we expect to continue to lose money for the foreseeable future. We have not generated enough revenue to offset the substantial amounts that we have spent to grow our business, and we plan to continue to incur significant expenses.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL

         Historically, our cash flow from operations, our secured borrowings, our private placements and our equity line agreement with Cambois Finance, Inc. have been sufficient to meet working capital and capital expenditure requirements. On March 3, 2000 we raised $1.5 million through the private offering described in this prospectus. See "The Private Offering." In March, 2000, we restructured our secured credit facility with Coast Business Credit. Currently no amount is outstanding under the credit facility.

         We believe that our cash flow from operations, our equity line agreement and our secured line of credit with Coast Business Credit are sufficient to meet our working capital requirements from our current operations into the foreseeable future. However, our ability to raise capital by putting common stock to Cambois Finance under the equity line agreement is subject to the satisfaction of several conditions. Additionally, we have historically grown our business through mergers and acquisitions. Over the past year we have been limited in our ability to attract acceptable acquisition candidates because of our low stock price and lack of capital resources. We believe that we will need to raise additional capital in order to grow our business through acquisitions.

THE STOCK PRICE IS VOLATILE

         Our common stock has been traded on The Nasdaq SmallCap Market since May 28, 1998. The trading volume of the common stock has been variable, but often low. As a result, relatively small trades may significantly affect the market price of the common stock. The market price of the shares of common stock has been highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, announcements of potential acquisitions, changes in regulations, activities of the largest domestic providers, industry consolidation and mergers, conditions and trends in the market, adoption of new accounting standards affecting the industry, changes in recommendations and estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of emerging growth companies like NetLojix. Many of these factors are beyond our control.

THE MARKET PRICE OF OUR COMMON STOCK WOULD BE ADVERSELY AFFECTED IF WE WERE DELISTED FROM THE NASDAQ SMALLCAP MARKET BECAUSE WE FAILED TO CONTINUE TO MEET THE LISTING STANDARDS

         On November 19, 1999, The Nasdaq Stock Market Inc. notified us that we no longer met the minimum requirements for net tangible assets and market capitalization for continued listing on The Nasdaq SmallCap Market. As a result, The Nasdaq Stock Market threatened to delist our common stock. Although we were able to bring NetLojix back into compliance with the listing requirements prior to being delisted, and are currently in compliance with the listing requirements, there can be no assurance that NetLojix will continue to meet The Nasdaq SmallCap Market's listing requirements in the future. If our common stock were delisted, the price of the common stock would, in all likelihood, decline. We are currently in full compliance with the listing requirements for the Nasdaq SmallCap Market.

WE ARE A DEFENDANT IN A SECURITIES CLASS ACTION LITIGATION

         On November 12, 1998, we experienced an unusual upsurge in our stock price and trading volume. This unusual event has triggered the initiation of class action litigation under the federal securities laws. We have reached an agreement in principle to settle this lawsuit. However, a definitive settlement agreement has not yet been finalized or executed. The settlement must still be approved by the court. We believe that these claims are without merit, and if the settlement is not approved, we would continue to defend vigorously this litigation. However, it is not possible at this time for us to predict with certainty the outcome of this litigation. Our operating results, financial condition and liquidity could be adversely affected if the agreement in principle to settle this litigation is not finalized and there is an unfavorable outcome of this litigation. Even if we prevail in the litigation, the expenses of the defense could have a material adverse effect on our operating results and financial condition.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

         We have only recently begun to integrate our services under a single enterprise network solutions offering. Previously, our telecommunications services, IT services, Internet services and applications hosting services were marketed separately under separate company names and marketing channels. We believe there are significant opportunities for our single source strategy for the mid-sized business. However, the industries in which we compete are intensely competitive and subject to rapid change.

         We compete with telecommunications services providers, technical support providers, web development companies and other Internet service providers. Within the telecommunications industry, competitors include facilities-based and non-facilities-based providers, many of which have substantially more resources than us. Providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services.

         The technical support industry is characterized by numerous competitors offering one or more services that we provide. We compete with PC vendors and PC resellers for maintenance and extended warranty services and large IT consulting firms for our "help" desk and IT facilities management services. In addition, there are numerous small companies that compete effectively for technical support services within one or more industry specific niche markets or geographic areas. Certain competitors are substantially larger than we are and have greater financial, technical, service, and marketing resources.

         We also compete with all Internet service providers that provide web hosting and design. Many of our competitors are substantially larger than we are and have substantially greater financial, infrastructure and personnel resources than we have. Furthermore, many of our competitors have well established large and experienced marketing and sales capabilities and greater name recognition.

WE MUST KEEP PACE WITH TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE

         Our business is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the use of the Internet for international voice and data communications, the use of the web for business connectivity and rapidly changing commercial uses of the Internet. Our future success depends, in part, on our ability to use leading technologies effectively, to develop technological expertise, to enhance existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological developments will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. If we fail to respond in a timely and effective manner to new and evolving technologies it could have a negative impact on our operating results and financial condition.

WE ARE DEPENDENT ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

         We rely on traditional telecommunications carriers to transmit our traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. In addition, we depend on certain suppliers of hardware and software. If the suppliers fail to provide network services, equipment or software in the quantities, at the quality levels, at the prices or at the times we require, it will be difficult for us to provide services.

REGULATORY AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS

         Our business is subject to various federal and state laws, regulations, agency actions and court decisions, some of which impose prior certification, notification, registration and/or tariff requirements. NetLojix Telecom, Inc., a subsidiary of NetLojix, has obtained Section 214 authority from the Federal Communications Commission and operating authority from 41 states. NetLojix Telecom has applications for operating authority pending in 8 other states. Certificates of authority can generally be conditioned, modified or revoked by state regulatory authorities for failure to comply with state laws and regulations. Fines and other penalties may be imposed. The loss of a certificate of authority or the imposition of fines or other penalties could have a material effect on our business, operating results and financial condition. In addition, future changes in any of these sources of regulation could have a material adverse effect on our business, operating results and financial condition.

OUR EXECUTIVE OFFICERS, DIRECTORS AND EXISTING STOCKHOLDERS WILL HAVE THE ABILITY TO EXERCISE SIGNIFICANT CONTROL

         Executive officers, directors and members of their families beneficially own, in the aggregate, approximately 52% of our common stock. Although this percentage will decrease if we sell common stock to Cambois Finance under the equity line agreement, these stockholders will be able to exercise control over all matters requiring approval by our shareholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control, which could negatively affect the stock price.

FUTURE SALES OF COMMON STOCK MAY NEGATIVELY AFFECT OUR STOCK PRICE

         If requested by certain shareholders, we are required to register for resale 6,457,123 shares of common stock that are held by executive officers and directors of NetLojix, members of their families and certain charitable foundations, pursuant to a registration rights and lockup agreement. The market price of our common stock could decline as a result of sales of a large number of shares of NetLojix common stock in the market, or the perception that such sales could occur. These sales might also make it more difficult for us to sell equity securities in the future at a time that we consider appropriate.

THE ISSUANCE OF SHARES UNDER THE EQUITY LINE AGREEMENT MAY DILUTE OUR COMMON STOCKHOLDERS AND ADVERSELY AFFECT THE STOCK PRICE

         On April 23, 1999, we entered into an equity line agreement with Cambois Finance, Inc., a British Virgin Islands Corporation engaged in the business of investing in publicly-traded equity securities. Under the equity line agreement, subject to the satisfaction of certain conditions, we may issue or sell, from time to time, up to an aggregate of $13,500,000, after deducting discounts, of our common stock. As of May 24, 2000, NetLojix had sold a total of $2,000,000 of common stock to Cambois Finance under the equity line agreement. The equity line agreement provides that the number of shares that can be put to Cambois Finance is based on a floating rate that will be below the market price of the common stock. As a result, the lower the stock price goes, the more common stock that Cambois Finance receives. The following table illustrates the number of shares that NetLojix would be required to issue if it chooses to raise additional capital under the equity line, at various assumed prices pursuant to the equity line agreement, subject to the limitations described in the text following the table, and the percentage of outstanding stock that would be owned by existing stockholders as a result of the issuance of NetLojix common stock at the indicated price. NetLojix is not obligated to put shares to Cambois under the terms of the equity line agreement. The option to draw funds is purely that of NetLojix. The table is for illustrative purposes only, and you should not assume that it represents NetLojix's "best guess" of the range of future prices.


       Assumed                 Shares Issuable under the          Ownership of Existing
  NetLojix Low Closing                 Equity Line             Stockholders as a Result of
     Bid Price(1)                      Agreement                    Share Issuance(2)
      ---------                         ---------                    --------------
       $0.5391                          23,969,482                      35.86%
       $1.0782                          11,984,741                      52.79%
       $1.6172                           7,989,827                      62.65%
       $2.1563(3)                        5,992,370                      69.10%
       $2.6954                           4,793,896                      73.65%
       $3.2345                           3,994,914                      77.03%
       $3.7735                           3,424,212                      79.65%

----------
(1) NetLojix does not have the right to put common stock to Cambois unless the low closing bid price determined at the date of the put is at least $2.26.
(2)      Based on 13,399,300 shares outstanding on May 5, 2000.
(3) Low closing bid price for a share of NetLojix common stock on May 24, 2000.

         Notwithstanding the conversion formulas, in order to comply with the listing requirements of the Nasdaq SmallCap Market the equity line agreement provides that, without a vote of NetLojix's common stockholders, NetLojix may not issue more than 2,103,939 shares of common stock in the aggregate to Cambois Finance under the equity line, which number of shares is equal to 19.96% of the outstanding shares of NetLojix common stock on the date of the equity line agreement. As of May 24, 2000, NetLojix had sold a total of 1,066,725 shares to Cambois Finance under the equity line agreement. As a result, NetLojix could sell up to an additional 1,037,214 shares to Cambois Finance. In order to issue shares in excess of that amount under the equity line agreement, NetLojix would have to register additional shares with the Securities and Exchange Commission, as well as obtain stockholder approval.

         The significant downward pressure on the price of the common stock as a result of sales by Cambois Finance could encourage short sales. This could exert further downward pressure on the price of NetLojix common stock.

WE ARE DEPENDENT ON KEY MANAGEMENT PERSONNEL FOR OUR FUTURE SUCCESS

         Our success depends to a significant degree upon the efforts of senior management personnel, in particular, Anthony E. Papa, Chairman and Chief Executive Officer, and James P. Pisani, President and Chief Operating Officer. The departure of any officers or key employees could materially adversely affect our ability to implement our business plan.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED EMPLOYEES

         We believe that our future success will depend in large part upon our continuing ability to attract and retain highly skilled personnel. Competition for qualified, high-level telecommunications, data and networking personnel is intense and there can be no assurance that we will be successful in attracting and retaining qualified personnel. The loss of the services of one or more of our key individuals, or failure to attract and retain other key personnel, could materially adversely affect our business, operating results and financial condition.

WE MAY NOT BE ABLE TO SUCCESSFULLY MAKE ACQUISITIONS OF OTHER COMPANIES

         An important component of our past growth has been to develop our business through acquisitions. This growth strategy is dependent on the continued availability of suitable acquisition candidates and subjects us to a number of risks. Acquisitions may place significant demands on our financial and management resources, as the process for integrating acquired operations presents a significant challenge to management and may lead to unanticipated costs or a diversion of management's attention from day-to-day operations. There can be no assurance that we will be able to successfully integrate into its operations any acquisitions it makes in the future.

                              THE PRIVATE OFFERING

         On March 3, 2000, NetLojix sold 375,000 shares of its common stock to AMRO International, S.A., an entity organized under the laws of Panama (the "selling stockholder"), for an aggregate purchase price of $1,500,000.

         NetLojix also issued the selling stockholder warrants to purchase up to 75,000 shares of common stock at an exercise price of $5.25 per share, subject to adjustment in the event of stock dividends, stock splits and the like. The warrants may be exercised beginning September 1, 2000, and terminate on March 1, 2003.

         NetLojix and the selling stockholder entered into a registration rights agreement that requires NetLojix to file, and obtain and maintain the effectiveness of, the registration statement containing this prospectus with the Securities and Exchange Commission in order to register the public resale of all shares of the common stock acquired by the selling stockholder (a) in the private offering, and (b) upon exercise of the warrants. NetLojix will be subject to significant monetary penalties if it fails to obtain or maintain the effectiveness of such registration statement.

                                 USE OF PROCEEDS

         All of the shares are being offered for the account of the selling stockholder. NetLojix will not directly receive any proceeds from the sale of these shares; however, NetLojix could receive aggregate proceeds of up to $393,750 from the exercise of the warrants, if exercised in full. The actual amount received, if any, will equal the number of shares purchased, multiplied by the exercise price of the warrant ($5.25 per share). The warrants are exercisable by the selling stockholder in its sole discretion. NetLojix cannot predict whether or when the selling stockholder will exercise the warrants. NetLojix will use any proceeds received from the exercise of the warrants for working capital and general corporate purposes.

                             THE SELLING STOCKHOLDER

         The following table sets forth, as of the date of this prospectus, the number of shares of common stock beneficially owned by the selling stockholder, the number of shares of common stock that the selling stockholder may offer from time to time by this prospectus, and the number of shares of common stock to be beneficially owned by the selling stockholder upon completion of the offering. The selling stockholder may elect to sell some, all or none of the shares offered hereby, in its sole discretion. NetLojix is unable to predict the actual number of shares which will be sold by the selling stockholder. The selling stockholder has not held any position or office or had a material relationship with NetLojix or any of its affiliates within the past three years other than as a result of the ownership of NetLojix's common stock.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable to that person upon exercise of any option or similar right within sixty days following the date of this prospectus are deemed outstanding. The selling stockholder has advised NetLojix that it has sole voting and sole investment power with respect to the shares set forth below. The percentage of beneficial ownership in this table is based upon 13,399,300 shares of the common stock outstanding.

         This table assumes that the selling stockholder exercises all of the warrants, and sells all of the common stock issued upon such exercise.

--------------------------------------- ---------------------------- ----------------- --------------------------
                                                                      SHARES OFFERED      SHARES BENEFICIALLY
                                                                         BY THIS              OWNED AFTER
                                         SHARES BENEFICIALLY OWNED    PROSPECTUS (1)             OFFERING
--------------------------------------- -------------- -------------                   -------------- -----------
         SELLING STOCKHOLDER               NUMBER        PERCENT                          NUMBER       PERCENT
--------------------------------------- -------------- ------------- ----------------- -------------- -----------
AMRO International, S.A. (2)             375,672(3)        2.8%          450,000            672           0
--------------------------------------- -------------- ------------- ----------------- -------------- -----------

-------------------
(1) Represents the number of shares of common stock owned by the selling stockholder, together with the number of shares of common stock issuable upon exercise of the selling stockholder's warrants.

(2) AMRO International, S.A. is an investment account managed by Ultra Finanz, a Swiss investment management company. The sole authorized signatories at Ultra Finanz responsible for the AMRO account are H.U. Bachofen and Michael Klee. Ultra Finanz and Messrs. Bachofen and Klee may be deemed to be the beneficial owners of the shares held by AMRO. The address of the principal business office of AMRO is c/o Ultra Finanz, Grossmunster Platz 6, Zurich CH 8022 Switzerland.
(3) Includes 672 shares subject to warrants which are currently exercisable, which warrants were granted to AMRO International in connection with a separate financing in April 1999. The warrants to purchase 75,000 shares received by AMRO International in the private offering described in this prospectus are not exercisable until September 1, 2000, and are not reflected in the amount in this column.

                              PLAN OF DISTRIBUTION

         The common stock covered by this prospectus may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of NetLojix in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the common stock being offered hereby on The Nasdaq SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. There can be no assurance that the selling stockholder will sell all or any of the shares offered by this prospectus.

         NetLojix is registering the common stock for resale by the selling stockholder in accordance with registration rights granted to the selling stockholder. See "The Private Offering." NetLojix will pay all expenses incident to the offering and sale of the common stock to the public other than any commissions and discounts of underwriters, dealers or agents, the fees and disbursements of counsel representing the selling stockholder or any underwriter or agent acting on behalf of a selling stockholder, and any transfer taxes. In addition, NetLojix has agreed to indemnify the selling stockholder, and each person who controls the selling stockholder, against certain liabilities, including liabilities under the Securities Act of 1933, in connection with the offering. The selling stockholder has agreed to indemnify NetLojix and its directors and officers, as well as any person controlling NetLojix, against certain liabilities, including liabilities under the Securities Act of 1933.

         The common stock may be sold by one or more of the following means of distribution:

         * a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         * purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         * an over-the-counter distribution in accordance with the rules of The Nasdaq SmallCap Market;

         * ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         *        in privately negotiated transactions.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of NetLojix's common stock in the course of hedging the positions they assume with selling stockholder. The selling stockholder may also sell NetLojix's common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, brokers, dealers or agents engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         NetLojix has advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling stockholder and its affiliates. In addition, NetLojix will make copies of this prospectus available to the selling stockholder and has informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         NetLojix has agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered hereby have been sold or are eligible for sale without restriction under Rule 144.

                       WHERE YOU CAN FIND MORE INFORMATION

         NetLojix is subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, NetLojix files periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect or copy these materials at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. NetLojix's filings are also available to the public from the Commission's website on the Internet at http.//www.sec.gov. NetLojix distributes to its stockholders annual reports containing audited financial statements. You may also access information about NetLojix electronically by means of its website at http.//www.netlojix.com.

         NetLojix has filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Please refer to the registration statement and its exhibits, and to the documents incorporated by reference into the registration statement, for further information about NetLojix and the shares offered by this prospectus. You may obtain a copy of the registration statement through the public reference facilities of the Securities and Exchange Commission described above. You may also access a copy of the registration statement electronically by means of the Securities and Exchange Commission's website at http.//www.sec.gov.

         The Securities and Exchange Commission allows NetLojix to "incorporate by reference" the documents NetLojix files with it. This means that NetLojix can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Documents that NetLojix files later with the Securities and Exchange Commission will automatically update and supersede this information. NetLojix incorporates by reference the documents listed below:

         (1) NetLojix's Annual Report on Form 10-K for the year ended December 31, 1999;

         (2) NetLojix's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) The description of the common stock contained in NetLojix's registration statement on Form 10-SB, filed with the Securities and Exchange Commission on January 16, 1996, as amended by the registration statements on Form 10-SB/A filed on March 29 and May 28, 1996, and as further amended by the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 30, 1997, in connection with NetLojix's reincorporation in Delaware; and

         (4) All reports and other documents NetLojix files with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering.

         You may request a copy any document incorporated by reference into this prospectus, at no cost, by writing or calling NetLojix at:

                          NetLojix Communications, Inc.
                501 Bath Street, Santa Barbara, California 93101
                          Attention: Investor Relations
                           Telephone: (805) 884-6300.

         This prospectus is part of a registration statement NetLojix filed with the Securities and Exchange Commission.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby has been passed upon by Seed, Mackall & Cole LLP, Santa Barbara, California, counsel to NetLojix.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of NetLojix Communications, Inc. and subsidiaries at December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         You should rely only on the information or representations provided in this prospectus or to which NetLojix has referred you. NetLojix has not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                                TABLE OF CONTENTS

                                                                Page No.
                                                                --------
NetLojix  ..........................................................2
Forward-Looking Statements .........................................2
Risk Factors .......................................................2
The Private Offering................................................8
Use of Proceeds ....................................................9
Selling Stockholder ................................................9
Plan of Distribution ..............................................10
Where You Can Find More Information................................12
Legal Matters .....................................................13
Experts  ..........................................................13

                          NETLOJIX COMMUNICATIONS, INC.

                                 450,000 SHARES

                                       OF

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------

                                        , 2000

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Registrant will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents, the fees and disbursements of counsel representing the selling stockholder or any underwriter or agent acting on behalf of the selling stockholder, and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and The Nasdaq SmallCap Market additional listing fee.


SEC registration fee .................................................  $   352
Nasdaq SmallCap Market additional listing fee ........................    4,500
Legal fees and expenses...............................................   10,000
Accounting fees and expenses .........................................    3,000
Printing expenses ....................................................    3,000
Transfer Agent expenses ..............................................    1,000
Miscellaneous expenses ...............................................    3,148
                                                                         ------
                                         Total .......................  $25,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, Article VI of the Bylaws of the Registrant provides that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim, approved by a majority of its Board of Directors, which alleges willful misappropriation of corporate assets, disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent's duty to the Registrant or its Stockholders); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees;

and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

         The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS

4.1               Form of stock certificate for common stock of the Registrant.
                  (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-8 dated May 22, 1998).

4.2 Common Stock and Warrants Purchase Agreement dated as of March 2, 2000, between Registrant and AMRO International, S.A. (Incorporated by reference to Exhibit 10.16 to Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1999)

4.3 Registration Rights Agreement dated as of March 2, 2000, between Registrant and AMRO International, S.A. (Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999)

4.4 Stock Purchase Warrant granted by Registrant to AMRO International, S.A. (Incorporated by reference to Exhibit
                  10.18 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999)

5                 Opinion of Seed, Mackall & Cole LLP.

23.1              Consent of KPMG LLP.

23.2              Consent of Seed, Mackall & Cole LLP (included in Exhibit 5).

24                Power of Attorney (included on page II-5).

ITEM 17. UNDERTAKINGS

A.       RULE 415 OFFERING

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) Securities Act of 1933 (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this undertaking do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       REQUEST FOR ACCELERATION OF EFFECTIVE DATE

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 25th day of May, 2000.

                                                NETLOJIX COMMUNICATIONS, INC.

                                                By:     /s/  ANTHONY E. PAPA
                                                   -----------------------------
                                                       Anthony E. Papa
                                                       Chairman of the Board and
                                                       Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Anthony E. Papa and James P. Pisani, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 25, 2000, in the capacities indicated.


         Signature                                                     Title
         ---------                                                     -----
  /s/ ANTHONY E. PAPA                                         Chairman of the Board, Chief
------------------------------------------                    Executive Officer and Director
     Anthony E. Papa                                          (Principal Executive Officer)


 /s/ JAMES P. PISANI                                          President, Chief Operating Officer, Secretary
------------------------------------------                    and Director
     James P. Pisani

                    (Signatures continued on following page)


                                      II-5

 /s/ MICHAEL J. USSERY                                        Chief Financial Officer
------------------------------------------                    (Principal Financial Officer and
     Michael J. Ussery                                        Principal Accounting Officer)


 /s/ JOHN E. ALLEN                                            Director
------------------------------------------
     John E. Allen

 /s/ JEFFREY J. JENSEN                                        Director
------------------------------------------
     Jeffrey J. Jensen

                                                              Director
------------------------------------------
      Anthony D. Martin

                                  EXHIBIT INDEX

4.1               Form of stock certificate for common stock of the Registrant.
                  (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-8 dated May 22, 1998).

4.2 Common Stock and Warrants Purchase Agreement dated as of March 2, 2000, between Registrant and AMRO International, S.A. (Incorporated by reference to Exhibit 10.16 to Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1999)

4.3 Registration Rights Agreement dated as of March 2, 2000, between Registrant and AMRO International, S.A. (Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999)

4.4 Stock Purchase Warrant granted by Registrant to AMRO International, S.A. (Incorporated by reference to Exhibit
                  10.18 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999)

5                 Opinion of Seed, Mackall & Cole LLP.

23.1              Consent of KPMG LLP.

23.2              Consent of Seed, Mackall & Cole LLP (included in Exhibit 5).

24                Power of Attorney (included on page II-5).


                                      II-7